Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of UniTek Global Services, Inc., a Delaware corporation (the “Company”), does hereby certify that, to his knowledge:
The Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2013 (the “Quarterly Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 15, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer
(Principal Executive Officer)

Date:	October 15, 2013	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer
(Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Quarterly Report or as a separate disclosure document.
A signed original of this written statement required by Section 906 has been provided to UniTek Global Services, Inc. and will be retained by UniTek Global Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.